EXHIBIT 5.1

                   [Letterhead of The Warnaco Group, Inc.]

          September 28, 1994

          Board of Directors
          The Warnaco Group, Inc.
          90 Park Avenue
          New York, New York 10016

                         Re:  Registration on Form S-3

          Ladies and Gentlemen:

                    I am General Counsel of The Warnaco Group,
          Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 849,746 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Common Stock") pursuant to a Registration Rights Agreement, dated as of March 14, 1994 (the "Registration Rights Agreement"), between the Company and Calvin Klein, Inc., a New York corporation ("CKI").

                    This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

                    In connection with this opinion, I have
          examined and am familiar with the Registration Statement on Form S-3 relating to the Shares filed with the Securities and Exchange Commission (the "Commission") on September 28, 1994 (the "Registration Statement"); the Registration Rights Agreement; the Amended and Restated Certificate of Incorporation of the Company; the By-laws of the Company; resolutions of the Board of Directors of the Company relating to, among other things, the issuance of Shares; and such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that I deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In my examination I have assumed the
          genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

                    I am admitted to the bar of the State of New
          York, and I express no opinion as to the laws of any other jurisdiction except for the General Corporation Law of the State of Delaware.

                    Based upon and subject to the foregoing, I am of the opinion that:

                    The Shares have been duly authorized, validly issued, fully paid and nonassessable.

                    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Experts". In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Sincerely,

                                        /s/ Stanley P. Silverstein